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                                                                     EXHIBIT 3.3

                           ARTICLES OF INCORPORATION

                                      OF

                       CE AUTOMOTIVE TRIM SYSTEMS, INC.

        THESE ARTICLES OF INCORPORATION are signed by the incorporator for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended, as follows:


                                   ARTICLE I
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                           UNITED STATES OF AMERICA

                              [LOGO APPEARS HERE]

         ____________________________________________________________
                        MICHIGAN DEPARTMENT OF COMMERCE
         ____________________________________________________________

                               LANSING, MICHIGAN

This is to Certify that the Annexed copy has been compared by me with the record on file in this Department and that the same is a true copy thereof.






                                     In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 1st day of November, 1995.

                                          /s/ Carl L Tyson, Director
172 SEAL APPEARS ONLY ON ORIGINAL     Corporation & Securities Bureau

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                           ARTICLES OF INCORPORATION

                                      OF

                       CE AUTOMOTIVE TRIM SYSTEMS, INC.

     THESE ARTICLES OF INCORPORATION are signed by the incorporator for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended, as follows:


                                   ARTICLE I

     The name of the corporation is CE Automotive Trim Systems Inc.


                                  ARTICLE II

     The purpose of purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan (the "Act").


                                  ARTICLE III

     The total authorized capital stock of the corporation is 50,000 shares of Common Stock ("Common Stock"), of which 25,000 shares shall be designated as Class A Common Stock ("Class A Stock") and 25,000 shares shall be designated as Class B Common Stock ("Class B Stock").

     A statement of the relative rights, preferences and limitations of the Common Stock is as follows:


SEAL APPEARS ONLY ON ORIGINAL
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     A.   Except as otherwise provided in these Articles of Incorporation, each outstanding share of Common Stock is entitled to one vote on all matters submitted to the shareholders of the corporation and each outstanding share of Common Stock shall have all the same rights and preferences as each other share of Common Stock.

     B. The holders of outstanding shares of Class A Stock and the holders of outstanding shares of Class B Stock shall each vote separately as a class on any matter submitted to the shareholders of the corporation.

     C. The Board of Directors of the corporation shall consist of any even number of directors not less than two (2) nor more than eight (8) as determined from time to time by the shareholders of the Corporation. The holders of outstanding shares of Class A Stock and the holders of outstanding shares of Class B Stock, each voting separately as a class, shall be entitled to each an equal number of directors.

     D. Directors of the corporation may be removed, with or without cause, only by the holders of outstanding shares of the class of Common Stock, voting separately as a class, as shall have elected such Director.

     E. Vacancies in the Board of Directors occurring by reason of death, resignation, removal or any other reason, including a vacancy as a result of an increase in the number of directors, may be filled only (i) by a majority of the directors then in office elected by the holders of the class of Common Stock who either elected the director whose death, resignation or removal created such vacancy or who have the right to elect a director to fill such vacancy, whether or not those directors constitute a quorum of the Board of Directors, or (ii) by the holders of the class of Common Stock who elected the director whose death, resignation or removal created the vacancy, or who have the right to elect a director to fill such vacancy. It is intended that the holders of outstanding shares of Class A Stock and the holders of outstanding shares of Class B Stock shall at all times have an equal number of directors on the Board of Directors of the corporation.

     F. The holders of outstanding shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors from time to time, pro rata, and without distinction as to class.

     G. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of outstanding shares of Common Stock will be entitled to receive pro rata, without distinction as to class, all remaining

                                      -2-
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     assets of the Corporation available for distribution to shareholders.

                                  ARTICLE IV

     The address and mailing address of the registered office is:

               21 Kercheval, Suit 200
               Grosse Pointe Farms, MI 48236

     The name of the resident agent at the registered office is Richard S. Crawford.

                                   ARTICLE V

     The name and address of the incorporator is as follows:

               Name                Residence or Business Address
               ----                -----------------------------

     Richard S. Crawford           21 Kercheval, Suite 200
                                   Grosse Pointe Farms, MI 48236


                                  ARTICLE VI

     The duration of the corporation is perpetual.

                                  ARTICLE VII

     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director for any of the following:

     (a) any breach of the director's duty of loyalty to the corporation or its shareholders;

     (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law:

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     (c)  a violation of Section 551(1) of the Act; or

     (d) a transaction from which the director derived an improper personal benefit.

     Any repeal, amendment or other modification of this Article VII shall not increase the liability or alleged liability of any director of the corporation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. If the Act is subsequently amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.

                                 ARTICLE VIII

     The corporation shall be dissolved and it shall not carry on business thereafter except for the purpose of winding up its affairs as provided under the Act at the request of a shareholder upon the termination of the Joint Venture Agreement dated as of March 4, 1994 between Cambridge Industries, Inc., Erpe Ernst Pelz Vertriebs GmbH and Empe Ernst Pelz GmbH & Co. KG.

                                  ARTICLE IX

     When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction

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within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

     IN WITNESS WHEREOF, I, the incorporator, sign my name this 4th day of March, 1994.


                                                  /s/ Richard S. Crawford
                                                  ----------------------------
                                                  Richard S. Crawford

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